Exhibit (27)(m)

                      PruSelect III Life Insurance Contract
                           Prospectus Filing May 2003

Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts

Gross Investment Rate                                                     6.00%
less     Arithmetic Average of
         Total Contractual Porfolio Expenses                  -           0.98%
less     Guaranteed
         Mortality and Expense Fee                            -           0.50%
                                                                      ========
Fund Crediting Rate                                           =           4.52%

                           (27)(m) Annual Investment

                      PruSelect III Life Insurance Contract
                           Prospectus Filing May 2003

Male Preferred NonSmoker
Age:    45                    Level Death Benefit
Face: 600,000                    CVAT
TTR:    --                    Maximum Charges
                              Assume Annual Payment of $32,838 for 7 years
                              Hypothetical Annual Return of 6% Gross, 4.52%  net

Policy --- Year 5

                (0a)      (0b)      (1)        (2)        (3)      (4)      (5)       (6)       (7)        (8)         (9)
                BOP        BOP                            Per      Per     Montly              Total                  Total
              Contract    Accum   Premium  Per Policy   Premium  $1,000     Cost    Monthly   Contract   Surrender     Cash
Month  YEAR     Fund      Prems     Paid      Loads      Loads    Load     Of Ins   Interest    Fund      Charge    Surr Value
-----  ----     ----      -----     ----      -----      -----    ----     ------   --------    ----      ------    ----------
   1    5     102,651              32,838      10        7,389      30      185       472      128,348      --        128,348
   2    5     128,348                  --      10           --      30      185       473      128,596      --        128,596
   3    5     128,596                  --      10           --      30      185       474      128,845      --        128,845
   4    5     128,845                  --      10           --      30      185       475      129,095      --        129,095
   5    5     129,095                  --      10           --      30      184       476      129,346      --        129,346
   6    5     129,346                  --      10           --      30      184       477      129,598      --        129,598
   7    5     129,598                  --      10           --      30      184       478      129,852      --        129,852
   8    5     129,852                  --      10           --      30      184       478      130,106      --        130,106
   9    5     130,106                  --      10           --      30      184       479      130,361      --        130,361
  10    5     130,361                  --      10           --      30      184       480      130,618      --        130,618
  11    5     130,618                  --      10           --      30      184       481      130,875      --        130,875
                                                                                                                      -------
  12    5     130,875                  --      10           --      30      184       482      131,133      --        131,133
                                                                                                                      -------

                (10)      (11)       (12)          (13)           (14)
                EOP                   EOP           EOP            EOP
               Basic    Corridor    Corridor       Death          Accum
Month  YEAR      DB      Factor        DB         Benefits     Prems Paid
-----  ----      --      ------        --         --------     ----------
   1    5     600,000     2.58       331,137       600,000       178,443
   2    5     600,000     2.58       331,777       600,000       179,028
   3    5     600,000     2.58       332,420       600,000       179,614
   4    5     600,000     2.58       333,065       600,000       180,202
   5    5     600,000     2.58       333,713       600,000       180,792
   6    5     600,000     2.58       334,364       600,000       181,384
   7    5     600,000     2.58       335,017       600,000       181,977
   8    5     600,000     2.58       335,673       600,000       182,573
   9    5     600,000     2.58       336,332       600,000       183,171
  10    5     600,000     2.58       336,993       600,000       183,770
  11    5     600,000     2.58       337,657       600,000       184,372
                                                   -------       -------
  12    5     600,000     2.58       338,324       600,000       184,976
                                                   -------       -------

(0a) BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

(0b) BOP Accum Prems = accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)   Premium paid = $32,838

(2)   Per Policy load = $10 per month.

(3)   Sales and Admin Load = 22.5% of premium paid

(4)   Per $1,000 load - $0.05 per month per 1,000 of insurance amount

(5)   Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday Male
      NonSmoker

(6) Monthly Interest - interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=4.52% is the crediting interest rate.

(7)   Total Contract Fund - End of Period contract fund = (0) + (1) - (2) - (3)
      - (4) - (5) +(6)

(8)   Surrender Charges - there are no surrender charges on this product

(9) Total Cash Surr Value = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10) EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11) Corridor factor - cash value accumulation corridor factor for Male age 45 NonSmoker CVAT

(12)  EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13) EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14) EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5

                           (27)(m) Annual Investment